EXHIBIT 23.1

Deloitte Accountants B.V.
Orlypleln TO
1043 DP Amsterdam
P.O. Box 5811O
1040 HC Amsterdam
Netherlands

Tel: +31 (20) 582 5000
Fax: +31(20) 528 4026
www.deloitte.nl

Date	From	Our reference
March 30, 2006	A. Sandler	3100007963/LE9995/jw

CONSENT OF INDEPENDENT REGISTER PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-125119 on Form S-8 of our report dated February 9, 2006, relating to the consolidated financial statements of New Skies Satellites Holdings, Ltd. appearing in this Annual Report on Form 10-K of New Skies Satellites Holdings, Ltd. for the year ended December 31, 2005.

Deloitte Accountants B.V.

/s/ A. Sandler
A. Sandler

All agreements with Deloitte art governed by the General Terms and Conditions of Deloitte, registered with the District Court of Rotterdam under deed number B4/2004.	Member of Deloitte Touche Tohmatsu
Deloitte Accountants B.V. Is registered with the Trade Register of the Chamber of Commerce and Industry In Rotterdam number 24362853.